Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Life Time Fitness, Inc. of our reports relating to the consolidated financial statements of Life Time Fitness, Inc. and subsidiaries and the effectiveness of Life Time Fitness, Inc.’s internal control over financial reporting dated February 25, 2009, appearing in the Annual Report on Form 10-K of Life Time Fitness, Inc. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Minneapolis, Minnesota
April 23, 2009